EXHIBIT 4(bb)

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

         THIS AGREEMENT is made and entered into as of the 13th day of July, 1995, by and among TRACER DESIGN, INC., an Arizona corporation (the "Corporation"), CHAD M. LITTLE ("Little"), LONNIE A. WHITTINGTON ("Whittington"), JAMES A. LAYNE ("Layne") and GLENN GOMEZ ("Gomez", and together with Little, Whittington and Layne sometimes will be referred to individually as "Stockholder" and collectively as "Stockholders").


                                   WITNESSETH:

         WHEREAS, the Corporation and Little, Whittington and Layne (collectively, the "Original Stockholders") are parties to a Stockholders'
Agreement   dated  as  of  February  25,  1992  (the   "Original   Stockholders'
Agreement").

         WHEREAS, Glenn Gomez ("Gomez") has acquired stock of the Corporation concurrently with the execution of this Agreement. As a condition precedent to the issuance of stock to Gomez, the Corporation has required that Gomez become a party to the Original Stockholders' Agreement.

         WHEREAS, the Corporation and the Shareholders desire that the Original Stockholders' Agreement be amended in certain respects.

         WHEREAS, the Class A Common Stock (the "Stock") of the Corporation is the sole class of capital stock issued by the Corporation and presently outstanding, and the Stockholders are the sole owners of Stock.

         WHEREAS, the Two Hundred Fifty-Five Thousand One Hundred Two (255,102) issued and outstanding shares of the Stock of the Corporation (the "Shares") are held by the Stockholders, as their sole and separate property, as follows:

         Stockholder                         No. of Shares

         Chad M. Little                           127,500
         Lonnie A. Whittington                     61,250
         James A. Layne                            61,250
         Glenn Gomez                                5,102

         WHEREAS, the Stockholders and the Corporation wish to restrict stock ownership to parties with whom they mutually choose to deal, to assure the continued ease of administration of the Corporation's business and to make certain agreements with each other regarding the Shares.
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         WHEREAS,  the  Stockholders  wish to  provide  a smooth  transition  in control of the Corporation upon the death or disability of any Stockholder.

         WHEREAS, the Stockholders wish to provide a means of resolving disputes between minority Stockholders and the Corporation's management.

         WHEREAS,   the  parties  hereto  desire  to  promote  their  individual interests and the interests of the Corporation by imposing certain restrictions and obligations on the Stockholders, the Corporation, and the Shares.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter contained, and for other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Endorsement of Stock. Upon the execution of this Agreement, the certificates representing the Shares shall be surrendered to the Secretary of the Corporation and endorsed as follows:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT TO WHICH THE CORPORATION IS A PARTY, AND NONE OF SUCH SHARES, OR ANY INTEREST THEREIN, SHALL BE TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS PROVIDED IN SUCH AGREEMENT. A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE IN THE OFFICE OF THE CORPORATION AND WILL BE MADE AVAILABLE FOR INSPECTION TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE WITHIN FIVE (5) WORKING DAYS AFTER THE CORPORATION'S RECEIPT OF A WRITTEN REQUEST.

         A copy of this Agreement, together with any amendments thereto, shall remain on file with the Secretary of the Corporation and shall be available for inspection to any properly interested person without charge within five (5) working days after the Corporation's receipt of a written request therefor.

         Subject to the terms of this Agreement, the Stockholders shall be entitled to exercise all rights of ownership in the Shares.

         No shares of any class of stock of the Corporation, other than the Stock, are presently issued and outstanding. If the Corporation issues any shares of any other class of stock or additional shares of Stock, the Corporation shall cause all shares so issued to bear the above endorsement, and to be subject to all the terms and conditions of this Agreement, and such shares shall for all purposes be deemed "Shares" hereunder. Each person receiving such issued shares shall automatically be deemed a "Stockholder" hereunder, and in furtherance thereof, each such
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person shall  execute and deliver to the parties  hereto an agreement in writing to be bound by this Agreement.

         2. Restrictions on Transfer or Encumbrance. Except as otherwise set forth in this Agreement, no Stockholder shall, without the prior written consent of all other Stockholders, transfer, or permit the transfer of, all or any part of the Shares, or any interest therein, whether legal or beneficial, now owned or hereafter acquired by such Stockholder. Any attempted transaction not in compliance with this section 2 shall be void. As used in this Agreement, the verb "transfer," in whatever form, number or tense, shall mean, as the case may be, to pledge, encumber or in any manner use as collateral, to transfer, or to sell or otherwise to dispose of, or suffer disposition or encumbrance, voluntarily or involuntarily, and includes, without limitation, division of marital property by voluntary agreement or in connection with a divorce decree, dissolution of marriage or other equitable division of community property or other property held by husband and wife. The term "marital property" as used in this Agreement includes without limitation community property. With respect to any Stockholder that is a corporation, partnership, trust or other entity, the occurrence of a change in control of such Stockholder, whether through sale, exchange, merger, voting trust, or other arrangement or transaction, with respect to the securities of such entity, or the sale or other transfer of all or substantially all of the assets of such entity, shall be deemed to be an involuntary transfer of all the Shares held by such Stockholder. "Control" for purposes of this Agreement means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         3. Exceptions.

                  (a) Family Transfers. Notwithstanding any other provision herein to the contrary, without obtaining the consent of any Stockholder or of the Corporation and upon prior written notice to each of the other Stockholders and to the Corporation, an individual Stockholder may transfer any and all Shares owned by him or her to his or her issue or to any revocable or irrevocable trust of which the Stockholder, or his or her issue, or any of the foregoing, are the sole beneficiaries and a trust Stockholder may transfer any and all shares owned by it to any of the trust beneficiaries; provided, however, that such transfer shall be for no or minimal consideration, that all Shares so transferred shall remain subject to all the terms and conditions of this Agreement, that each transferee shall be deemed a Stockholder hereunder, and that each transferee shall first agree in writing to be bound by this Agreement.

                  (b) Transfers Among Original Stockholders. Notwithstanding any other provision herein to the contrary, without obtaining the consent of any Stockholder or of the Corporation and upon prior written notice to each of the other Stockholders and to the Corporation, each Original Stockholder may transfer some or all of his shares to any other Original Stockholder.
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                  (c) Cross Purchase  Agreement.  The Original  Stockholders are
parties to a Cross Purchase Agreement among the Original Stockholders and Andrew
E. Todd, as trustee, dated as of March 1, 1994 (the "Cross Purchase Agreement"), a copy of which is attached to this Agreement as Exhibit "A". Notwithstanding any other provision herein to the contrary, without obtaining the consent of any Stockholder or of the Corporation and upon prior written notice to each of the other Stockholders and to the Corporation, each of the Original Stockholders can comply with its obligations under the Cross Purchase Agreement.

                  (d) Corporate Redemptions. Notwithstanding any other provision herein to the contrary, an offer by the Corporation to redeem Shares shall not be "a bona fide offer from a third party" within the meaning of section 4 hereof, unless the price for such redemption offer exceeds the Fair Market Value as defined in section 12 hereof.

         4. Offering Notice; Non-Cash Consideration; Involuntary Transfer Date; Sole and Separate Property. Each Stockholder hereby covenants, during the term of this Agreement, not to transfer, or permit the transfer of, any Shares (including any Shares previously transferred to such Stockholder pursuant to section 3(a) or 3(b) hereof), or any interest therein, whether legal or beneficial, without first offering to transfer the same to or for the benefit of the Corporation or the Stockholders as provided in section 5.

                  (a) The Offering Notice. Any Stockholder (the "Selling Stockholder") having received a bona fide offer from a third party, including another Stockholder, and desiring to accept the offer, or desiring to transfer any Shares to a third party, shall before accepting the offer or proposing the transfer submit the offer or proposal in writing to each of the other Stockholders (individually called "Optionee" and collectively called "Optionees") and to the Corporation. The offer or proposal (the "Offering Notice") shall identify the number of Shares and the interest therein that the Selling Stockholder proposes to transfer (the "Offered Shares" ), and shall set forth the consideration for which the Offered Shares are proposed to be transferred (including assigning a cash value to each element of any proposed non-cash consideration), and all terms of payment (the "Price and Payment Terms"), the identity and the address of the third party (the "Proposed Purchaser" ), and all other terms and conditions of the proposed transaction.

                  (b) Non-Cash Consideration. In the event the Offering Notice sets forth a cash value for non-cash consideration, the Corporation and each Optionee shall have ten (10) days, beginning with the day following receipt of the Offering Notice by the Corporation and all Optionees, to make written, good faith objections to the cash value specified for all or any part of the non-cash consideration. If the Corporation or any Optionee objects to the cash value specified in the Offering Notice for all or any part of the non-cash consideration, each objecting party shall notify the Selling Stockholder, the Secretary of the Corporation, and the other Optionees, as the case may be, in writing setting forth the cash value he or it would assign to the disputed non-cash consideration and the reason(s) therefor. If after ten (10) days, beginning with the day following receipt of each such notice of objection by the Selling Stockholder, the Corporation and all Optionees, there remains any objection to the cash value of any item of non-cash consideration,
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the dispute over the cash value of such items shall be submitted for arbitration pursuant to section 18(o) hereof.

                  (c) Involuntary Transfer Date. Any Stockholder who becomes aware (i) that there is a reasonable possibility Shares held by such Stockholder or any other Stockholder may be transferred involuntarily in the reasonably foreseeable future or (ii) that, with respect to a Stockholder holding any or all of his or her Shares as marital property, a division of marital property of such Stockholder and his or her spouse pursuant to a divorce decree, dissolution of marriage or equitable division of marital property is reasonably imminent, shall provide written notice to the Corporation and all other Stockholders describing in reasonable detail the known circumstances concerning the possible transfer or division of marital property and thereafter keep the Corporation and other Stockholders reasonably informed with respect to the potential transfer or division. The date upon which an involuntary transfer becomes effective, or a decree, order or definitive agreement in respect of a division of marital property pursuant to which Shares are awarded or granted to the spouse of a Stockholder to be held as such spouse's separate property becomes effective, shall be an "Involuntary Transfer Date" for purposes of this Agreement. In the event of the occurrence of an Involuntary Transfer Date, any person or entity, other than a spouse who was a Stockholder immediately before the Involuntary Transfer Date, who receives Shares as a result of the transfer that occurred on the Involuntary Transfer Date shall be deemed to be a "Selling Stockholder" for purposes of this Agreement, such Shares shall be deemed to be "Offered Shares", and upon receipt of notice of such event, the Corporation shall send written notice of such event identifying the number of Shares and the interest therein held by the Selling Stockholder to all "Optionees," who shall consist for this purpose of all Stockholders other than the Selling Stockholder and the Stockholder, if any, from whom the Selling Stockholder acquired the Shares, and such notice shall be deemed to be an "Offering Notice." Such Optionees and the Corporation shall have the right to purchase such Shares pursuant to section 5.

                  (d) Sole and Separate Property. Each Stockholder expressly represents and warrants that all of the Shares held by him are held as his individual sole and separate property and his spouse, if any, has no interest therein. Each Stockholder covenants and agrees that he will at all times maintain all of his Shares as his sole and separate property and will take all actions necessary to ensure the effectiveness of this agreement including without limitation obtaining disclaimers and/or prenuptial agreements from any spouse. It is the parties' intention and agreement, upon which they are relying in entering into this Agreement, that a divorce or legal separation of any of them who are individuals and their respective spouses shall not interfere in the
operation  of  the  Corporation  and  the  business   relationships   among  the
Stockholders. To effectuate this intent, each individual Stockholder agrees that in the event of a property division incident to his or her divorce or legal separation, such Stockholder shall petition the court or tribunal having jurisdiction of the matter to award the whole of the Shares in kind to such Stockholder consistent with his holding such Shares as his sole and separate property. The parties further recognize that a court or tribunal may choose not to make an award as contemplated by the preceding sentence and therefore have provided the Corporation and other Stockholders the
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option to acquire any Shares,  however  held,  on the terms and  conditions  set forth in this Agreement.

         5. Options to Purchase.

                  (a) First Option. The Corporation shall have an option, continuing for thirty (30) days, beginning with the day following receipt of the Offering Notice, to elect to acquire all or any part of the Offered Shares for the Price and Payment Terms. Such election shall be made, with due regard to A.R.S. ss.10-047, or any successor statute, by a majority of the Board of Directors of the Corporation, unless the proposed transaction includes a loan or advance of credit to or for a director of the Corporation, in which event such election shall be made by holders of a majority of the Stock. If the Corporation elects to acquire all of the Offered Shares, the Secretary of the Corporation shall, no later than the last day of the Corporation's thirty (30) day option period, notify the Selling Stockholder and Optionees of its decision in writing. (As used in this section and hereinafter in this Agreement, the verb "acquire," in whatever form, number or tense, shall mean, as the case may be, to take as security or as collateral, to accept a transfer, to purchase, or otherwise to acquire.)

                  (b) Second Option. If the Corporation elects not to exercise its option under the preceding subsection or elects to acquire less than all the Offered Shares, the Secretary of the Corporation shall, no later than the last day of the Corporation's thirty (30) day option period, notify the Selling Stockholder and Optionees of its decision in writing. Each Optionee then shall have an option, continuing for a period of thirty (30) days, beginning with the day following receipt of such notice by all Optionees, to acquire, for the Price and Payment Terms, all or any part of the Offered Shares (including fractional Shares) not acquired by the Corporation in the same ratio as the total number of shares of the Corporation's capital stock owned by such Optionee bears to the total number of shares of the capital stock of the Corporation then outstanding and owned (whether or not subject to a pledge or other encumbrance) by all Optionees. Any Optionee desiring to acquire all or any part of the Offered Shares not acquired by the Corporation shall deliver to the Secretary of the Corporation within said thirty (30) day period a written election so to acquire the Offered Shares or a specified portion thereof up to his proportionate share.

                  (c) Subsequent Options. If any Optionee does not elect to acquire his or its proportionate share, the Secretary of the Corporation shall give written notice thereof to all Optionees who elected to exercise their options (the "Exercising Optionees"), no later than five (5) days following the last day of the option period of the last Optionee to receive notice. Each Exercising Optionee shall then have a further option, continuing for five (5) days, beginning with the day following receipt of such notice by all Exercising Optionees, to elect to acquire the still unsold Offered Shares in the same ratio that the total number of shares of the Corporation's capital stock owned by him or it bears to the total number of shares of the capital stock of the Corporation then outstanding and owned by all Exercising Optionees. Any Exercising Optionee desiring to acquire all or any part of the Offered Shares not acquired by the Corporation or by any
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Optionee  shall  deliver a written  election as in section 5(b) during said five
(5) day period. Such notices and options shall continue to be given in the same manner and for the same periods until election(s) to acquire all of the Offered Shares are made, or until no Exercising Optionee is willing to exercise his or its option to acquire the remaining Offered Shares. Only an Exercising Optionee who shall have fully exercised his or its last option under this section 5(c) shall be deemed to be an Exercising Optionee for purposes of notice and exercise of the next subsequent option, if any, under this section 5(c).

                  (d) Certain Procedures for Options. If the death or dissolution of a Stockholder should occur during any of the above option periods or if any option pursuant to section 8 hereof shall be open during any option period under this section 5, any and all option periods under this section 5 shall be tolled until all options under section 8 have been exercised or terminated. For the purposes of determining the ratios of acquisition pursuant to section 5(b) and/or section 5(c), an Optionee shall be deemed not to own any of the Offered Shares owned, acquired or agreed to be acquired by him, and such Shares shall be deemed to be owned by the Selling Stockholder. The Optionee shall be deemed to own any shares acquired pursuant to section 8 during a tolled option period. While any option pursuant to this section 5 is pending, if a subsequent Offering Notice is submitted pursuant to section 4, all options relating to such subsequent Offering Notice shall be tolled until all options relating to the preceding Offering Notice have been exercised and consummated, or terminated. Any shares acquired by stockholders pursuant to a preceding Offering Notice and any shares acquired by a Proposed Purchaser pursuant to a preceding Offering Notice shall be taken into consideration in determining the ratios of acquisition for a subsequent Offering Notice. If the Corporation or any Stockholder does not give timely notice of his or its election to exercise any option under this section 5, such Stockholder shall be deemed to have elected not to exercise that option.

         6. Failure to Acquire All Offered Shares. If the Corporation and Optionees collectively do not elect pursuant to section 5 or section 10, as applicable, to acquire all the Offered Shares, then, as applicable, (i) the Selling Stockholder may complete the transaction with the Proposed Purchaser, no later than the thirtieth (30th) day following the last day of the last option period provided for herein, for the consideration per Offered Share, for all, but not less than the Offered Shares (including those Shares, if any, elected to be acquired by the Corporation and/or other Stockholders pursuant to section 5 and/or section 11 hereof), and upon all the terms and conditions set forth in the Offering Notice, or (ii) with respect to Offered Shares acquired upon an Involuntary Transfer Date, the Corporation shall record the Selling Stockholder as the owner of record of such Shares. The Offered Shares shall for all purposes remain subject to this Agreement and the Proposed Purchaser, any person taking the Shares as collateral pursuant to a pledge or other encumbrance, or any person holding such Shares on account of the occurrence of an Involuntary
Transfer Date shall, upon completion of the transaction, immediately and automatically be deemed a Stockholder hereunder and shall be bound by this Agreement. If requested by the Corporation or any Stockholder, any such transferee shall, as a condition to transfer, agree in writing to be bound by the terms of this Agreement, including, in the case of a person taking Shares as collateral, the requirement that he or it provide notice of default and/or
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foreclosure to the Stockholders  and the Corporation  pursuant to sections 4 and
10 herein. A person taking the Shares as collateral pursuant to a pledge or other encumbrance shall not have the right to exercise any option under sections s or 8 by virtue of his so holding such shares as collateral or following foreclosure. If the transaction with the Proposed Purchaser is not consummated by such thirtieth (30th) day pursuant to the exact terms and conditions set forth in the Offering Notice, then the option transactions shall not be consummated and all the provisions of this Agreement shall be deemed to apply again to all the Offered Shares.

         7. Election to Acquire Offered Shares. If the Corporation and/or the Optionees elect to acquire all the Offered Shares pursuant to section 5, the Corporation and each Exercising Optionee shall be obligated to consummate his or its election to acquire the Offered Shares pursuant to such election(s) no later than thirty (30) days following the expiration of the last option in the case of an acquisition under section 5 hereof (the "Closing"). The price to acquire each Offered Share shall be the price set forth in the Offering Notice (computed on the basis of the cash value of all consideration as determined under section 4), unless no price is set forth in the Offering Notice, in which case the price shall be the Fair Market Value as defined in section 11 hereof. Notwithstanding the payment terms set forth in the Offering Notice, said price may be paid by the Corporation and/or each Exercising Optionee, as it or he, in its or his sole discretion elects, as follows:

                  (a) cash in full, payable at the time of the Closing; or

                  (b) (except in the event the Selling Stockholder proposes only to pledge, encumber or otherwise use the Offered Shares as collateral) an initial payment in cash at the closing of twenty percent (20%) of said price, with the balance payable in not more than four (4) equal annual installments of principal and interest, the number of which shall be determined by the Corporation or the Exercising Optionee, as the case may be. The balance shall be evidenced by a promissory note bearing interest at the higher of (1) one percentage point (1%) over the prevailing prime interest rate charged by Bank One Arizona, N.A. (or its successor in interest) as of the date of Closing, adjusted on a daily basis, or (2) the minimum rate that may be charged without incurring imputed interest or original issue discount under sections 483(b) or 1272- 1274A of the Internal Revenue Code, as amended. The Selling Stockholder shall retain a security interest in the Offered Shares subject to the exercised option as security for performance of the Corporation's and/or the Exercising Optionee's obligations under the promissory note, and the Exercising Optionee and/or Corporation agree to execute and deliver such instruments (including share certificates) and documents as shall be necessary to create and perfect such security interest; or

                  (c)  With  respect  to a  transfer  that is not  described  in section 4(b) and not consummated on the terms described in section 7(a), upon the terms set forth in the Offering Notice. When the Offering Notice pertains to an offer to lend funds to the Selling Stockholder, secured by Shares of the Corporation, the Exercising Optionee's sole option shall be to elect to lend the funds on the terms set forth in the Offering Notice.
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         8. Options Upon Death, Disability or Dissolution of Stockholder. In the
event of the death, disability or dissolution of a Stockholder, the Corporation and the other Stockholders shall have the option to purchase the Shares held by
the  deceased,   disabled  or  dissolved   Stockholder   (including  any  Shares
transferred by him or it pursuant to section 3(a) or 3(b) hereof) as follows (provided, however, that if the Cross Purchase Agreement applies to the event, the terms of the Cross Purchase Agreement shall take precedence over the terms of this Agreement):

                  (a) First Option. The Corporation shall have an option, continuing for sixty (60) days, beginning with the day following the death, disability or dissolution of the Stockholder, to elect to acquire all or any part of the Shares owned by the deceased, disabled or dissolved Stockholder (including any Shares transferred by him or it pursuant to section 3(a) or 3(b) hereof)("Offered Shares") on the terms set forth in section 9 hereof. If the Corporation elects to acquire any or all of said Offered Shares, the secretary of the Corporation shall, no later than the last day of the Corporation's sixty-day option period, notify all the parties to this Agreement of its decision in writing.

                  (b) Second Option. If the Corporation elects not to exercise its option under the preceding subsection or elects to acquire less than all the Offered Shares, the Secretary of the Corporation shall, no later than the last day of the Corporation's sixty (60) day option period, notify the other parties to the Agreement of its decision in writing. Each of the other Stockholders (individually called "Optionee" and collectively called "Optionees") shall then have an option to acquire all or any part of the Offered Shares on the terms set forth in section 10 hereof in the same ratio as the total number of Shares of the capital stock of the Corporation then outstanding and owned by such Optionee bears to the total number of shares of the capital stock of the Corporation then outstanding and owned (whether or not subject to a pledge or other encumbrance) by all Optionees. The option shall continue for thirty (30) days, beginning with the day following receipt of written notice from the Corporation of its election not to acquire all of the Offered Shares or if the Corporation fails to give such notice, beginning with the sixty-first (61st) day after the death, disability or dissolution of the Stockholder. Any Optionee desiring to acquire all or any part of the Offered Shares shall deliver to the Secretary of the Corporation within said thirty (30) day period a written election so to acquire the Offered Shares or a specified portion thereof up to his proportionate share. If any Optionee does not elect to acquire his or its proportionate share, the Secretary of the Corporation shall give written notice thereof to all Optionees who elected to exercise their options (the "Exercising Optionees"), no later than five (S) days following the last day of the option period of the last Optionee to receive notice. Each Exercising Optionee shall then have a further option, continuing for five (5) days, beginning with the day following receipt of such notice by all Exercising Optionees, to elect to acquire the still unsold Offered Shares in the same ratio that the total number of shares of the Corporation's capital stock owned by him or it bears to the total number of shares of the capital stock of the Corporation then outstanding and owned by all Exercising Optionees. Any Exercising Optionee desiring to acquire all or any part of the Offered Shares not acquired by any Optionee shall deliver to the Secretary of the Corporation within said five (5) day period a written election so to acquire. Such notices and options shall continue to be given in the same manner and for the same periods until election(s) to acquire all of the Offered Shares are made, or until no Exercising Optionee is willing to exercise his option to acquire the remaining Offered Shares. Only an Exercising Optionee who shall have fully exercised his last option under this section 8(b) shall be deemed to be an Exercising Optionee for purposes of notice and exercise of the next subsequent option, if any, under this section 8(b). For the purposes of determining the ratios of acquisition pursuant to this section 8(b), an Optionee shall be deemed not to own any of the Offered Shares owned, acquired or agreed to be acquired by him, and such Shares shall be deemed to be owned by the deceased, disabled or dissolved Stockholder. If any option as to the Shares of a deceased, disabled or dissolved Stockholder is pending under this section 8 when notice of the death, disability or dissolution of another Stockholder is received by the Stockholders, all options pursuant to this section 8 as to the Shares of the second deceased, disabled or dissolved Stockholder shall be tolled until all options as to the Shares of the first deceased, disabled or dissolved Stockholder have been exercised and consummated, or terminated. If any Stockholder does not give timely notice of his election to exercise any option under this section 8(b), he shall be deemed to have elected not to exercise that option.

                  (c) Definition of Disability. "Disability" or "disabled" means that a Stockholder (l) is under a legal decree of incapacity or disability pursuant to title 14 of Arizona Revised Statutes or other applicable law (the date of such decree being deemed to be the date on which such disability occurred for purposes of this Agreement), or (2) submits any claim for disability insurance benefits or for early distribution of the amounts from a qualified pension or profit-sharing plan maintained by the Corporation on account of disability (the date of the earliest of such claims shall be the date on which such disability shall be deemed to have occurred), or (3) is determined to be disabled pursuant to a determination, made pursuant to the provisions of this section as specified below, that the Stockholder, because of a medically determinable disease, injury, or other mental or physical condition or disability, is unable to perform substantially all of his or her regular duties, and that such disability is determined or reasonably expected to last at least six (6) months, based on then-available medical information. The determination will be based on the written opinion of a majority of a three-physician panel consisting of the following: one physician shall be the physician regularly attending the Stockholder whose disability is in question (the "Attending Physician"); one physician shall be selected by a majority of the other Stockholders; and the third shall be selected by the aforesaid two physicians. The expenses of the physicians shall be borne by the Corporation. In conjunction with this section, each Stockholder hereby consents to examination by the three physicians, to furnish any medical information requested by any examining physician, and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians except the Attending Physician selected hereunder must be board-certified in the specialty most closely related to the nature of the Disability alleged to exist.

         9. Option Terms. If any party elects to exercise its option pursuant to section 8 of this Agreement, the purchaser pursuant to such election(s) shall consummate the purchase no later than the thirtieth (30th) day following the last day of the last option period provided for herein. Notwithstanding any provision herein to the contrary, if the Corporation or any Stockholder exercises an option to acquire Shares pursuant to section 8 of this Agreement, it or he shall be obligated to consummate such acquisition even if options are not exercised with respect to all the Shares subject to such options. Whether or not transferred hereunder, all Shares of the deceased, disabled, dissolved or terminated Stockholder shall remain subject to all the terms and conditions of this Agreement. For purchases and sales pursuant to section 8 of this Agreement the purchase and sale price per share shall be the Fair Market Value as defined in section 11, payable in the manner specified in section 7(a) or 7(b), as the purchasing party in its sole discretion elects.

         10. Default on Pledge. Notwithstanding anything to the contrary appearing in this Agreement, (i) if any Stockholder owning Shares held by any person (including the Corporation or any Stockholder) as collateral (whether by written consent of all the Stockholders or under section 6, 7 or 9 hereof) pursuant to a pledge or other encumbrance shall be in default under the terms of his or its agreement with said person and shall have failed timely to effect any cure thereunder, or (ii) if any person holding any of the Shares as collateral (whether by written consent of all the Stockholders or under section 6, 7 or 9 hereof) pursuant to a pledge or other encumbrance shall seek to foreclose upon his or its interest in such Shares, or any part thereof, to any third party (in which cases section 4 would apply), then in either event the person holding the Shares shall be deemed to be the Selling Stockholder under sections 4 and 5 and to have received, and to desire to accept, a bona fide offer from a third party Proposed Purchaser to acquire his or its Shares, or part thereof, at the Fair Market Value (as determined under section 11 hereof); provided, however, that, if in connection with foreclosing (whether by public sale or otherwise) upon his or its interest in said Shares, or any part thereof, said person receives a bona fide offer from a third party (including the Corporation or a Stockholder) and desires to accept same, said person shall submit an Offering Notice and otherwise comply with section 4 hereof. Failure by the Corporation or any Stockholder to exercise an option respecting any Shares under part (i) of this section 10 shall not relieve a person holding such Shares from his or its obligations under part (ii) of this section 10. If, pursuant to this section 10, the Corporation or any Stockholder exercises an option to acquire Shares at the Fair Market Value, it or he shall be obligated to consummate such acquisition even if options are not exercised with respect to all the Shares deemed subject to acquisition at the Fair Market Value. Whether or not transferred hereunder, all the Shares so deemed subject to acquisition shall remain subject to all the terms and conditions of this Agreement.

         11. Fair Market Value. The Fair Market Value of a share of the Stock shall mean that value which is determined pursuant to this section 11. The Fair Market Value may be mutually agreed upon by the selling and acquiring parties of the shares of Stock. If the parties cannot mutually agree upon the Fair Market Value of a share of Stock, or upon the appointment of a single arbiter who shall determine the Fair Market Value pursuant to this section 11, within ten (10) days after delivery of a written notice of exercise of a purchase right or obligation under this Agreement, then the Fair Market Value of a share of Stock shall be equal to the fair market value of such share as determined as of the date of such notice pursuant to arbitration in accordance with section 18(o). In determining the Fair Market Value, all relevant factors shall be taken into account.

         12. Limitation on Corporate Acquisition. Notwithstanding any other provisions herein to the contrary, it is understood and agreed that the Corporation may (and shall only be obligated to) acquire Stock as provided herein only to the extent that it shall have funds legally available therefor under the applicable provisions of the Arizona Revised Statutes then in effect. To the extent the Corporation is unable, because of such legal restrictions, to acquire Shares it otherwise has the right to acquire under this Agreement, it may, but shall not be obligated to, assign such rights to any one or more of the Stockholders or to third persons.

         13. Termination. This Agreement shall terminate upon the occurrence of either of the following events:

                  (a) Bankruptcy of the Corporation; or

                  (b)   Voluntary   agreement   of  the   Corporation   and  all
Stockholders   (excluding  Stockholders  not  entitled  to  exercise  rights  as
Optionees under section 5 or 8 hereof).

         "Bankruptcy" shall mean the occurrence of any of the following events with respect to the Corporation: if (l) it is dissolved; (2) it becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) it makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) it institutes or has instituted against it a proceeding seeking relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for the winding-up or liquidation of the Corporation and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of the Corporation or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (5) it has a resolution passed for its winding-up or liquidation; (6) it seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continuing); (7) any event occurs with respect to the Corporation which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses
(l) to (6) inclusive; or (8) the Corporation takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

         14. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns; provided, however, that except as otherwise expressly provided in this Agreement, no Stockholder shall assign any rights, obligations or interest hereunder without the prior written consent of all other Stockholders (excluding Stockholders not entitled to exercise rights as Optionees under section 5 or 8 hereof). Each individual Stockholder in furtherance hereof shall require in his Will that his executor or personal representative perform such Stockholder's obligations under this Agreement and execute all documents necessary to effect the purposes of this Agreement. The failure so to provide by Will shall not affect the rights of any other Stockholder or the obligations of any estate as provided in this Agreement.

         15. Amendment. This Agreement may only be amended by a written agreement approved by the Board of Directors of the Corporation and all the Stockholders (excluding Stockholders not entitled to exercise rights as Optionees under section 5 and 8 hereof). Any agreement so approved shall be executed by the Corporation and the approving Stockholders and filed with the corporate records.

         16. Agreement Drafted by Corporation's Attorney. The Stockholders each acknowledge that the Corporation's counsel, OSBORN MALEDON, P.A. prepared this Agreement on behalf of and in the course of its representation of the Corporation, as directed by its Board of Directors, and that:

                  A. SUCH STOCKHOLDER HAS BEEN ADVISED THAT A CONFLICT OF INTEREST MAY EXIST BETWEEN HIS OR HER INTERESTS AND THOSE OF THE CORPORATION AND THE OTHER STOCKHOLDERS, AND

                  B. SUCH STOCKHOLDER HAS BEEN ADVISED BY THE CORPORATION'S COUNSEL THAT THIS AGREEMENT MAY HAVE TAX CONSEQUENCES, AND

                  C. SUCH STOCKHOLDER HAS RECEIVED NO REPRESENTATIONS FROM THE CORPORATION'S COUNSEL ABOUT THE TAX CONSEQUENCES OF THIS AGREEMENT, AND

                  D. SUCH STOCKHOLDER HAS BEEN ADVISED BY THE CORPORATION'S COUNSEL TO SEEK THE ADVICE OF INDEPENDENT COUNSEL WITH RESPECT TO ALL ASPECTS OF THIS AGREEMENT INCLUDING WITHOUT LIMITATION TAX CONSEQUENCES, AND

                  E. SUCH STOCKHOLDER HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT COUNSEL.

         17. General. Except to the extent inconsistent with the express language of the foregoing provisions of this Agreement, the following provisions shall govern the interpretation, application, construction and enforcement of this Agreement.

                  (a) Notices. Any notice to any party under this Agreement shall be in writing, shall be effective on the earlier of (i) the date when received by such party, or (ii) the date which is three days after mailing (postage prepaid) by certified or registered mail, return receipt requested, to the address of such party set forth herein, or to such other address as shall have previously been specified in writing by such party to all parties hereto in accordance with this section.

                  (b) Additional Acts and Documents. Each party hereto agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Agreement.

                  (c) Authority. Each of the parties hereto represents and warrants to each other party hereto that this Agreement has been duly authorized by all necessary action and that this Agreement constitutes and will constitute a binding obligation of each such party.

                  (d) Attorney Fees. If suit is brought or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect any moneys due hereunder, or to collect money damages for breach hereof, or in connection with any arbitration or action arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney fees, court costs, arbitration costs, costs of investigation and other related expenses incurred in connection therewith.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

                  (f) Time. Time is of the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

                  (g) Waiver. Failure of any party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach.

                  (h) Integration Clause: Oral Modification. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and all agreements entered into prior hereto are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein, or in other contemporaneous written agreements.

                  (i) Captions. Captions and section headings used herein are for convenience only, are not a part of this Agreement, shall not be deemed to limit or alter any provisions hereof, and shall not be deemed relevant in construing this Agreement.

                  (j) Governing Law. This Agreement shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the laws of the State of Arizona. Each party expressly and irrevocably consents to the jurisdiction of the Superior Court, Maricopa County, Arizona.

                  (k) Indemnity. Each party to this Agreement agrees to indemnify each other party, and hold it harmless, for, from and against all claims, damages, costs and expenses (including reasonable attorney fees) attributable, directly or indirectly, to the breach by such indemnifying party of any obligation hereunder.

                  (l) Interpretations. To the extent permitted by the context in which used, (i) words in the singular number shall include the plural, (ii) words in the masculine gender shall include the feminine and neuter, and vice versa, and (iii) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, corporations, general partnerships, limited partnerships, trusts and all other entities.

                  (m) Interest on Overdue Amounts. To the extent any amount becomes due and owing hereunder, the party to whom such amount is payable shall be entitled to receive, in addition to such amount, interest thereon at the higher of 12% per annum or the rate specified in section 7(b) hereof, from and after the date on which notice of delinquency is given to the party or parties owing the amount so due.

                  (n) Specific Performance. In addition to such other remedies as may be available under applicable law, the parties acknowledge that the remedies of specific performance and/or injunctive relief shall be available and proper in the event any party fails or refuses to perform its duties hereunder.

                  (o) Arbitration. In the event any dispute or controversy arising out of this Agreement cannot be settled by the parties, such controversy or dispute shall be submitted to arbitration in Phoenix, Arizona, and for this purpose each party hereby expressly consents to arbitration in such place. In the event the parties cannot mutually agree upon an arbitrator and procedure to settle their dispute or controversy within fifteen (15) days after written demand by one of the parties for arbitration, then the dispute or controversy shall be arbitrated by a single arbitrator pursuant to the then-existing rules and regulations of the American Arbitration Association governing commercial transactions. The decision of the arbitrator shall be binding upon the parties hereto for all purposes, and judgment to enforce any such binding decision may be entered in Superior Court, Maricopa County, Arizona (and for this purpose each party hereby expressly and irrevocably consents to the jurisdiction of said court). At the request of either party, arbitration proceedings shall be conducted in the utmost secrecy. In such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy, available for inspection only by either party and by their attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy. In all other respects, the arbitration shall be conducted pursuant to the Uniform Arbitration Act as adopted in regulations of the American Arbitration Association governing commercial transactions to the extent such rules and regulations are not inconsistent with such Act or this Agreement. Nothing in the foregoing shall prohibit any party from seeking or obtaining any form of interim relief, equitable or otherwise, from a court of competent jurisdiction as necessary to protect its interests.

                  (p) Exhibits. Any Exhibit attached hereto shall be deemed to have been incorporated herein by this reference, with the same force and effect as if fully set forth in the body hereof.

                  (q) Invalidity. Notwithstanding any other term or provision of this Agreement, if any right or interest created by or in connection with this Agreement would be invalid or unenforceable if not subject to the terms contained in this sentence, such interest or right shall terminate twenty (20) years after the date of death of the last to die of the parties and the children of the parties living at the time of creation of such right or interest.

                  (r) Severability. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

                  (s) Business Day; Time for Performance. Any reference in this Agreement to "business day" shall refer to a Monday, Tuesday, Wednesday, Thursday or Friday on which a majority of the banks (by number) having their principal executive offices in Phoenix, Arizona are generally open for business in that City. If the date on which an act specified to occur or be performed under this Agreement shall not be a business day, or if the last day on which an election, notice or other act can be made or accomplished under this Agreement shall not be a business day, then the same shall be timely if it occurs or is performed, made or accomplished on the next following business day.

         18. Covenants to Maintain "S" Corporation Status. The Shareholders having all consented to have the Corporation elect to be treated as an S corporation under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), agree that in order to preserve such election, none of them or their successors or assigns shall transfer any shares of the Corporation or any interest therein to any person or organization or take any other action, or fail to take any action if the effect of such transfer or other action or nonaction (in the opinion of counsel to the Corporation) may be to disqualify the Corporation from treatment as an S corporation under the requirements of such Subchapter S of the Code, as from time to time amended (including without limitation, those requirements contained in current Section 1361 of the Code). Any transfer in violation of this Section 18 shall be void and of no effect. This Section 18 may be amended only with the consent of all shareholders of the Corporation.

         19. Limited Voting Agreement. To provide an orderly transition, Layne, Little and Whittington hereby agree that in event of the death or disability of Little triggering the provisions of section 8 of this Agreement occurring at a time when Layne, Little and Whittington have the power to elect all of the directors of the Company, until the Shares held by Little have been disposed of in accordance with the terms of this Agreement, all of their respective Shares shall be voted to set the size of the Board of Directors of the Corporation at three (3) and to elect Layne and Whittington as two of the directors and such third person as Layne and Whittington shall select as the third director. Upon application of the provisions of section 8 and the transfer of the Shares held by Little, the limited voting agreement in this section 19 shall be of no further force or effect and the shareholders of the Corporation shall then immediately proceed to the election of a new Board of Directors in accordance with their Share interest in the Corporation.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first written above.

                                        TRACER DESIGN, INC., an Arizona
                                        corporation



                                        By /s/ CHAD M. LITTLE
                                           -------------------------------------
                                           Its President

                                                                   "Corporation"

ATTEST:


/s/ JAMES A. LAYNE
--------------------------------
Secretary


                                        /s/ CHAD M. LITTLE
                                        ----------------------------------------
                                        CHAD M. LITTLE


                                        /s/ LONNIE A. WHITTINGTON
                                        ----------------------------------------
                                        LONNIE A. WHITTINGTON


                                        /s/ JAMES A. LAYNE
                                        ----------------------------------------
                                        JAMES A. LAYNE


                                        /s/ GLENN GOMEZ
                                        ----------------------------------------
                                        GLENN GOMEZ

                              DISCLAIMER OF SPOUSES

         I, MICHELE WHITTINGTON, the wife of LONNIE A. WHITTINGTON, a party hereto, do hereby disclaim any and all interest whatsoever in the Shares of LONNIE A. WHITTINGTON in Tracer Design, Inc., including without limitation any of the Shares, which are and shall remain the sole and separate property of Lonnie A. Whittington.

         DATED as of July 13, 1995.



                                        /s/ MICHELE WHITTINGTON
                                        ----------------------------------------
                                        MICHELE WHITTINGTON

         I, BRENDA H. GOMEZ, the wife of GLENN GOMEZ, a party hereto, do hereby disclaim any and all interest whatsoever in the Shares of GLENN GOMEZ in Tracer Design, Inc., including without limitation any of the Shares, which are and shall remain the sole and separate property of Glenn Gomez.

         DATED as of July 13, 1995.



                                        /s/ BRENDA H. GOMEZ
                                        ----------------------------------------
                                        BRENDA H. GOMEZ

         I, RONNA LAYNE, the wife of JAMES A. LAYNE, a party hereto, do hereby disclaim any and all interest whatsoever in the Shares of JAMES A. LAYNE in Tracer Design, Inc., including without limitation any of the Shares, which are and shall remain the sole and separate property of James A. Layne.

         DATED as of July 13, 1995.



                                        /s/ RONNA LAYNE
                                        ----------------------------------------
                                        RONNA LAYNE

                                   EXHIBIT "A"

                            Cross Purchase Agreement

         CHAD M. LITTLE, LONNIE A. WHITTINGTON, and JAMES A. LAYNE (hereinafter referred to as "Stockholders," or individually as "Stockholder"), each owning capital stock in TRACER DESIGN, INC., (hereinafter referred to as
"Corporation"), and ANDREW E. TODD, (later referred to as "Trustee") hereby agree for themselves, their heirs, successors, and personal representatives, as follows as of this 1st day of March, 1994.

         PURPOSE

         The purpose of this agreement is to provide for the purchase by each Stockholder of the other's corporate interest (as reflected in this agreement, or alternatively, in the Schedule of Value attached hereto) upon the death of any Stockholder, and to facilitate payment of the purchase price in the event of any optional purchase with respect to the withdrawal or retirement of a Stockholder. Each Stockholder agrees to endorse his stock certificates to reflect that they are subject to this agreement, and to transfer custody to the Trustee hereunder. To facilitate such purchase and sale, Trustee accepts appointment and agrees to perform the duties herein specified. The Stockholders and the Corporation have previously entered into a Stockholders' Agreement dated as of February 25, 1992 (the "Stockholders' Agreement"). The parties agree that this Cross Purchase Agreement shall apply in lieu of Section 8 of the Stockholders' Agreement with respect to the death of a Stockholder, but otherwise the Stockholders' Agreement shall remain in full force and effect.

         AGREEMENT TO BUY AND SELL UPON THE DEATH OF THE STOCKHOLDER

         Upon the death of a Stockholder, that Stockholder's personal representative shall sell, and the surviving Stockholders shall buy, all of the deceased Stockholder's stock in the Corporation. The price will equal the value as provided in Article III below or as set forth on the attached Schedule of Value, as amended from time to time. The deceased Stockholder's estate and the surviving Stockholders shall execute and deliver such instruments as may be necessary to complete the sale and purchase hereunder. Any stock subsequently acquired by a Stockholder shall likewise be subject to purchase and sale under the terms of this agreement.

         VALUATION AND PURCHASE PRICE

         The outstanding capital stock of Corporation consists of 10,000 shares, which are held and owned by the Stockholders as follows:


     NAME                SHARES     AGGREGATE VALUE     PERCENTAGE INTEREST
Chad M. Little            5100         $500,000                 51%
Lonnie A. Whittington     2450         $240,196                24.5%
James A. Layne            2450         $240,196                24.5%

         In arriving at the stock values ascribed above, the parties have determined the current market value of all Corporation assets, making such adjustments for tax-depreciated assets and undervalued or overvalued assets as is required to more clearly reflect current market values, and adding thereto a value ascribed and mutually agreed to by the parties for goodwill. Such value may be changed from time to time by the parties hereto by endorsement opposite their signatures in the "Schedule Of Value" attached; provided, however, that if the parties neglect to revalue the Corporation for a period in excess of one year, the Corporation's independent accounting firm ("CPA") is directed to apply the same valuation procedure, measuring adjusted asset values and goodwill as of the last day of the month proceeding the death, retirement or withdrawal of Stockholder to make its best good faith determination of value.

         The retiring or withdrawing Stockholder (or, in the event of death, the Stockholder's personal representative) and the surviving or remaining Stockholder may nevertheless mutually elect to accept the last valuation made as controlling for purchase and sale purposes.

         INSURANCE FUNDING

         To provide cash to purchase the stock of a deceased Stockholder, Trustee shall apply, as owner and beneficiary, for a life insurance policy upon the life of each Stockholder, in an amount equal to the purchase price-valuation established under Article III, but not less than the amounts set forth below. Such policies purchased to date or any policies hereafter acquired shall be listed on the attached "Schedule of Life Insurance."

         Trustee will hold title to policies on each Stockholder's life, and correspondingly, each Stockholder obtains equitable title to the insurance on each other Stockholder's life in the following amounts:

     INSURED             POLICY AMOUNT       STOCKHOLDER'S EQUITABLE INTEREST
                                               Name                   Interest

CHAD M. LITTLE                $750,000         CHAD M. LITTLE            51%

LONNIE A. WHITTINGTON         $500,000         LONNIE A. WHITTINGTON    24.5%

JAMES A. LAYNE                $500,000         JAMES A. LAYNE           24.5%

         Within 30 days prior to each policy anniversary each Stockholder shall transfer to the Corporation (with notice of such transfer being simultaneously sent to the Trustee) sufficient cash for premiums necessary to maintain his equitable interest on each policy or policies on his co-Stockholders, as provided above, and shall provide the insured Stockholder evidence of such transfers. Where the "split dollar" technique is employed, the Corporation shall timely pay its premium share under the arrangement. The Corporation shall immediately thereafter remit such cash premium contribution(s) to the insurer. In the event a Stockholder fails to transfer such cash premiums within such period, the insured Stockholder may pay the premium to the insurer, and such premium advances shall be added to the purchase price of his stock interest. While this agreement remains in force, the Trustee shall provide written notice to the Stockholders of his intent to exercise any of the policy rights, options, or privileges.

         TERMS OF PAYMENT UPON DEATH

         Upon the death of a Stockholder, the Trustee shall promptly make claim for the death proceeds of any life insurance policies insuring the life of a deceased Stockholder. Where it becomes necessary for Trustee to institute a cause of action to recover the proceeds, the surviving Stockholders agree to advance and guarantee the Trustee his reasonable expenses, including attorneys fees and costs. If the insurance proceeds are equal to or in excess of the then current purchase price, the Trustee shall pay over the full purchase price to the deceased Stockholder's estate, in cash. The excess proceeds, if any, shall then be distributed to the Corporation free of any obligations under this agreement.

         If the insurance proceeds are less than the then current purchase price determined pursuant to Article III, said proceeds, and an additional amount contributed by the surviving Stockholders equal to the difference between said proceeds and the purchase price, shall be paid by the Trustee to the deceased Stockholder's estate, provided, however, that the surviving Stockholder shall have the option to pay such balance in cash, or by promissory notes, as provided in Section 7(a), (b) and
(c) of the Stockholders' Agreement.

         The deceased Stockholder's personal representative shall thereupon deliver to the Trustee any assignments, bill of sale, or other necessary legal evidence of title as required to transfer to the surviving Stockholders all the deceased Stockholder's right, title and interest to the stock of the Corporation. The deceased Stockholder's personal representative shall have the right to rescind this agreement in the event the surviving Stockholders fail to perform under the purchase terms above, or to execute such promissory notes and provide the requested security for any portion of the purchase price not received in cash.

         LIFETIME OR RETIREMENT SALE; RESTRICTIONS ON ENCUMBRANCE

         In the event a Stockholder desires to sell his corporate interest during his lifetime, or upon retirement, he shall be precluded from selling or offering to sell his stock to any other person or institution, except in compliance with the Stockholders' Agreement. In the event the remaining
Stockholders elect to purchase the retiring or withdrawing Stockholder's interest pursuant to the Stockholders' Agreement, such purchase shall be made on an installment sale basis. The remaining Stockholders shall direct the Trustee to exercise any available life insurance policy options to borrow or withdraw policy cash values, and to make an initial down payment in cash of twenty percent (20%) of the purchase price as determined under Section 7(b) of the Stockholders' Agreement. The remaining balance shall be paid pursuant to Section 7(b) of the Stockholders' Agreement, commencing with the annual anniversary of the initial down payment as described above, using the same policy cash value sources, if any, and otherwise by payments from the purchasing Stockholders.

         DISABILITY BUY SELL

         The parties acknowledge that they are not presently providing for insurance to fund cross purchases in the event of a Stockholder disability. They shall continue to give consideration to doing so, and shall amend this Agreement appropriately in the event they elect to make provision for such a buy-out.

         DISPOSITION OF LIFE OR DISABILITY POLICIES ON TERMINATION OF AGREEMENT

         In the event this agreement is terminated under any of the provisions of Article XIV, the insured Stockholder shall have the option, exercisable within thirty (30) days of such event, to purchase from the Trustee the life insurance policy insuring his life for a price equal to the policy's interpolated terminal reserve value (plus any unearned premium and dividends, or cash accumulations, if any, and less any policy indebtedness or cash withdrawals), if any, by giving written notice within such period to the Trustee. In a similar fashion, and upon the same conditions as above, each Stockholder may purchase any disability policies insuring his life from the Trustee for a price equal to the unearned premiums thereunder. Upon a Stockholder's exercise of this policy purchase option, the Trustee shall distribute to each policy-owning Stockholder his equitable share of such sale proceeds.

         Conversely, if a Stockholder fails to exercise these policy purchase options within the prescribed 30-day period, the Trustee shall surrender the policies for cash and distribute to each policy-owning Stockholder his equitable share of such sale proceeds.

         TRUSTEE DUTIES

         1. Stock Certificates

         The Corporation's law firm shall receive and hold the stock certificates of all Stockholders who are party to this agreement. Upon the death, disability or retirement sale of a Stockholder's interest and full payment of the purchase price under the terms of this agreement or the Stockholders' Agreement, as applicable, the Trustee will obtain such certificates from the Corporation's law firm and submit the purchased Stockholder's share certificates to the Corporation for reissue to the remaining Stockholders according to their newly acquired legal interest. Upon the happening of any event specified in Article XIV, Trustee shall request the law firm to distribute to each Stockholder, or his personal representative, his respective stock certificates.

         2. Life and Disability Insurance

         Trustee shall perform all acts necessary to obtain the life insurance described in Article VI, as well as any disability policies purchased under the provisions of Article VII. Trustee shall hold and maintain such policies in force. In meeting premium requirements, the Trustee shall, within 60 days of a policy anniversary, provide notice to each Stockholder of his share of premium contributions on his co- stockholders. In the event the "split dollar" technique is employed in the purchase of life insurance, such notice shall be provided to both the Stockholders and the Corporation, reflecting the respective premium contributions of each party.

         Upon the death of a Stockholder, the Trustee shall make claim for and collect the proceeds of insurance upon the life of the deceased Stockholder, and distribute such proceeds to the deceased Stockholder's estate, as directed by the surviving Stockholders, under the purchase terms of Article V.

         Upon a lifetime or retirement sale of a Stockholder's interest, the Trustee shall, at the direction of the remaining Stockholders, apply life insurance policy cash withdrawals or policy loans, if any, together with any other funds made available by the remaining Stockholders, to the lifetime installment purchase obligation described in Article VI.

         3. Termination of Agreement

         Upon the termination of this agreement under any of the terms set forth under Article XIV the Trustee shall immediately determine the "interpolated terminal reserve value" (as defined at Article VIII) of each policy insuring the life of a Stockholder hereunder. Similarly, Trustee shall determine the unearned premium value of each disability policy, if any, insuring the Stockholders herein. The Trustee shall thereafter provide notice to each respective insured Stockholder of such values, and for a 30-day period after such notice, offer to transfer such policy to the insured in consideration of payment in cash of such value. Proceeds from such sale shall be distributed to the policy-owning Stockholders, as their equitable interests dictate.

         If the insured Stockholder elects not to purchase the policy or policies insuring his life within such 30-day period, the Trustee shall surrender the policy or policies to the insurer thereof, and thereafter distribute to each Stockholder cash representing his equitable interest therein.

         4. Removal or Resignation of Trustee

         Upon 30 days' notice to the Stockholders, the Trustee may resign as Trustee. Conversely, Stockholders may remove or replace Trustee and appoint a new Trustee upon giving 30 days' notice to the present Trustee. If the Trustee is removed or resigns his term, Trustee shall deliver over to the Stockholders all stock certificates and insurance policies held under the terms of this agreement, together with any other documents he may hold. Any successor Trustee thereafter named by the Stockholders shall have all the duties and powers herein conferred to the original Trustee.

         5. Trustee Compensation

         Trustee's compensation for the performance of the administrative tasks required hereunder shall be as mutually agreed upon by the Trustee and the Stockholders.

         6. Trust Liability

         Trustee  shall  not  be  liable  for  any  damages   sustained  by  the
Stockholders for any acts or omissions under this agreement, other than those caused by his own willful misconduct or bad faith.

         INSURER'S DUTIES

         An insurer's duties, liabilities, and rights under any policy subject to this agreement shall be governed solely by the policy itself, without any regard whatsoever to the terms and provisions of this agreement.

         REMEDIES FOR FAILURE TO PERFORM

         If any party to this agreement defaults or fails to complete his obligations under this contract, then the other parties may, at their individual option, seek damages for such default or breach, or obtain specific performance of the agreement, from a court of competent jurisdiction.

         If any action is brought to enforce this contract, or any provision thereof, the prevailing party, whether plaintiff or defendant, shall be entitled to recover reasonable attorney fees, plus costs of suit.

         NOTICE

         All notices, including offers or acceptances, shall be deemed received, if provided in writing and delivered in person to the other party, upon actual receipt, or three (3) days after mailing by certified or registered mail to the last known address of that party.

         AMENDMENT OR ALTERATION

         This agreement may be altered or amended in whole or in part at any time by filing with this agreement a written instrument setting forth such changes, signed by all parties to this agreement.

         TERMINATION

         This agreement shall terminate upon the occurrence of any of the following events:

         1.       Cessation of the business;

         2.       Bankruptcy or receivership of Corporation;

         3.       Mutual agreement of the Stockholders;

         4. Failure of the Stockholder to provide for any remaining purchase balance as required under Articles VI and VIII;

         5.       Termination of the Stockholders' Agreement.

         GOVERNING LAW:  EFFECT OF HEADINGS

         1. This Agreement shall be governed by the laws of the State of Arizona.

         2. All Article headings set forth in this agreement are intended for convenience only, and shall not control or affect the meaning, construction or intent of this agreement, or of any provision thereof.

         IN WITNESS WHEREOF, the Stockholders and Trustee have read and signed this agreement this 1st day of March, 1994.

WITNESSES:


/s/ Etta Gussow                         /s/ Chad M. Little
-----------------------------------     ----------------------------------------
                                        Chad M. Little


                                        /s/ Lonnie A. Whittington
                                        ----------------------------------------
                                        Lonnie A. Whittington


                                        /s/ James A. Layne
                                        ----------------------------------------
                                        James A. Layne


                                        /s/ Andrew E. Todd
                                        ----------------------------------------
                                        Andrew E. Todd, as Trustee

                               CONSENT OF SPOUSES

         I, the undersigned spouse of Stockholder JAMES A. LAYNE hereby certify that I have read the foregoing Cross Purchase Agreement, that I understand the terms thereof; that I have been advised of my property rights therein; and that I agree to be bound by the agreement and to sell any interest I may have under the provisions thereof in accordance therewith.

WITNESS:


/s/ JAMES A. LAYNE                      /s/ RONNA LAYNE
-----------------------------------     ----------------------------------------
JAMES A. LAYNE                          SPOUSE OF STOCKHOLDER

         I, the undersigned spouse of Stockholder LONNIE WHITTINGTON hereby certify that I have read the foregoing Cross Purchase Agreement, that I understand the terms thereof; that I have been advised of my property rights therein; and that I agree to be bound by the agreement and to sell any interest I may have under the provisions thereof in accordance therewith.

WITNESS:


/s/ LONNIE WHITTINGTON                  /s/ MICHELLE WHITTINGTON
-----------------------------------     ----------------------------------------
LONNIE WHITTINGTON                      SPOUSE OF STOCKHOLDER

                                SCHEDULE OF VALUE

         The revised value of the Corporation, as provided in Article III, is as follows:

     Effective Date:          Agreed Value             Parties' Signatures

-------------------------  -------------------    ------------------------------
                                                          STOCKHOLDER

                                                  ------------------------------
                                                          STOCKHOLDER

                                                  ------------------------------
                                                          STOCKHOLDER

                       SCHEDULE OF LIFE INSURANCE POLICIES

  INSURANCE COMPANY      POLICY DATE         POLICY NO.          FACE AMOUNT

Chubb    3/28/94        1/5/95          000868872           $350,000
                        12/31/94        656009592           $400,000

Chubb    3/28/94        1/5/95          000864660           $300,000
                        12/31/95        656009594           $200,000

Chubb    3/28/94        1/5/95          000864659           $400,000
                        12/31/95        656009593           $100,000

                    SCHEDULE OF DISABILITY INSURANCE POLICIES

  INSURANCE COMPANY      POLICY DATE         POLICY NO.        MONTHLY BENEFIT

                                                            $
---------------------  ---------------     --------------    -------------------

                                                            $
---------------------  ---------------     --------------    -------------------

                                                            $
---------------------  ---------------     --------------    -------------------

                            ACCEPTANCE AND AMENDMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that the undersigned and all shares of Common Stock now or hereafter held by him shall be subject to and governed by that certain Amended and Restated Stockholders' Agreement dated as of July 13, 1995, by and among Tracer Design, Inc. ("Tracer"), Chad M. Little, Lonnie A. Whittington, James A. Layne and Glenn Gomez (the "Stockholders' Agreement"), and that the same is hereby amended to provide that, except as otherwise determined by the Board of Directors of Tracer, in its discretion, the following issuances of capital stock of Tracer
Design, Inc. shall not be subject to the Stockholders' Agreement: (1) any Preferred Stock (or any capital stock issued in respect of Preferred Stock, e.g., upon conversion); (2) securities issued pursuant to the acquisition of another corporation by Tracer by merger, purchase of substantially all of the assets or shares, or other reorganization whereby Tracer or its shareholders own not less than a majority of the voting power of the surviving or successor corporation; (3) shares of Tracer's Common Stock or related options convertible into or exercisable for such Common Stock issued to employees, officers and directors (who are not already parties to the Stockholders' Agreement) of, and consultants, customers, and vendors to, Tracer; and (4) shares of Tracer's Common Stock or related options convertible into or exercisable for such Common Stock issued to any bank, equipment lessor or other similar financial institution or corporate strategic partner.

         This Acceptance and Amendment may be signed in counterparts and each counterpart shall be deemed to be an original hereof.

         Dated as of  February 5, 1996.



/s/ Chad M. Little                      /s/ Glenn Gomez
-----------------------------------     ----------------------------------------
Chad M. Little                          Glenn Gomez


/s/ Lonnie a. Whittington               /s/ James A. Layne
-----------------------------------     ----------------------------------------
Lonnie A. Whittington                   James A. Layne


Tracer Design, Inc. hereby agrees that that certain Amended and Restated Stockholders' Agreement dated as of July 13, 1995, by and among Tracer Design, Inc., Chad M. Little, Lonnie A. Whittington, James A. Layne and Glenn Gomez (the "Stockholders' Agreement"), is hereby amended as set forth above.

                                        By  /s/ Chad M. Little
                                            ------------------------------------
                                            Chad M. Little, President

February 2, 1996



VIA FEDERAL EXPRESS

Mr. and Mrs. R. Jon Kailey
3923 Hunters Rock
San Antonio, Texas 78230

Dear Mr. and Mrs. Kailey:

         As I have indicated to you, Tracer Design, Inc. ("Tracer") has signed a term sheet with Wasatch Venture Corporation for the purposes of raising $350,000. A copy of the term sheet is enclosed for your reference. We anticipate the definitive documents will be executed and the transaction closed next week (the week of February 5), and there are several matters with respect to which we need your assistance.

         First, in order to issue the Series A Preferred Stock required by Wasatch, Tracer will have to amend its Articles of Incorporation substantially. To do so requires a shareholder vote, which we can accomplish pursuant to a document called a "Unanimous Consent of Shareholders", provided all shareholders sign it and return it to us. Early the week of the 5th (hopefully on Monday) we will be faxing to you a copy of the proposed form of Amended and Restated Articles of Incorporation, along with a copy of the Unanimous Consent of Shareholders. We will be asking you to review those documents and sign the Unanimous Consent and immediately fax back to us a copy of the signature page.

         Second, for informational purposes, we just want to let you know that in connection with the closing of the Wasatch transaction, Tracer will be adopting a two-for-one stock split. As a result, you will then hold 11,112 shares of Common Stock of Tracer.

         Third, as you will note from the term sheet, the purchase price of the shares Wasatch has agreed to purchase is $5.00 per share. Although it is not under any legal obligation to do so, and provided you agree that all your shares in Tracer (including those to be discussed hereafter) will be subject to that certain Amended and Restated Stockholders' Agreement dated as of July 13, 1995 (the "Stockholders' Agreement"), Tracer will issue to you, if the Wasatch transaction closes, an additional 8,890 shares of Common Stock of Tracer (against execution by you of a standard form investment letter regarding securities laws compliance), which will give you a total holding of 20,002 shares at an average price of $5.00. A copy of the Stockholders' Agreement is enclosed, along with the form of Acceptance and Amendment being signed now in order to amend

Mr. and Mrs. R. Jon Kailey
February 2, 1996
Page Two

the Stockholders' Agreement as described therein. Note that the Preferred Stock, and certain other issuances (like in connection with acquisitions or employee-related stock grants) will not be subject to the Stockholders' Agreement, but Lonnie, Jim and I are subject to it, as is Glenn Gomez and all of the shares of the warrant holders, should they exercise their warrants. The issuance of the additional shares to you will be a one-time issuance, and Tracer will not have any obligation to make any further adjustment in the number of your shares, whether or not the Wasatch deal closes.

         Time is of the essence. If you agree as set forth in paragraph "Third" above, please so indicate by signing the attached acceptance and faxing it on Monday the 5th to our counsel, Tom Curzon, at (fax) 602-640-6067. We appreciate your consideration and cooperation.

                                        Sincerely,


                                        /s/ Chad M. Little
                                        ----------------------------------------
                                        Chad M. Little
                                        President

                            ACCEPTANCE AND AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree that the undersigned and all shares of Common Stock now or hereafter held by them shall be subject to and governed by that certain Amended and Restated Stockholders' Agreement dated as of July 13, 1995, by and among Tracer Design, Inc., Chad M. Little, Lonnie A. Whittington, James A. Layne and Glenn Gomez (the "Stockholders' Agreement"), as being amended in accordance with the attached "Acceptance and Amendment" as though the undersigned were signatories thereto.

         Dated: February 5, 1996.

                                        /s/ R. John Kailey
                                        ----------------------------------------
                                        R. Jon Kailey


                                        /s/ Kristin Lavender Kailey
                                        ----------------------------------------
                                        Kristin Lavender Kailey

Attachment:       Form of Acceptance and Amendment dated as of February 5, 1996, by Tracer  Design,  Inc.,  Glenn Gomez,  Chad  Little,  Lonnie
                  Whittington and James Layne.

                            ACCEPTANCE AND AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree that the undersigned and all shares of Common Stock now or hereafter held by them shall be subject to and governed by that certain Amended and Restated Stockholders' Agreement dated as of July 13, 1995, by and among Tracer Design, Inc., Chad M. Little, Lonnie A. Whittington, James A. Layne and Glenn Gomez (the "Stockholders' Agreement"), as being amended in accordance with the attached "Acceptance and Amendment" as though the undersigned were signatories thereto.

         Dated: May 30, 1996.

                                        /s/ Frank X. Helstab
                                        ----------------------------------------
                                        Frank X. Helstab

Attachment:       Form of Acceptance and Amendment dated as of February 5, 1996, by Tracer  Design,  Inc.,  Glenn Gomez,  Chad  Little,  Lonnie
                  Whittington and James Layne.

February 2, 1996



VIA FEDERAL EXPRESS

Mr. Glenn Gomez
1950 Stemmons, Suite 3054
Dallas, Texas   75207

Dear Glenn:

         As I have indicated to you, Tracer Design, Inc. ("Tracer") has signed a term sheet with Wasatch Venture Corporation for the purposes of raising $350,000. A copy of the term sheet is enclosed for your reference. We anticipate the definitive documents will be executed and the transaction closed next week (the week of February 5), and there are several matters with respect to which we need your assistance.

         First, in order to issue the Series A Preferred Stock required by Wasatch, Tracer will have to amend its Articles of Incorporation substantially. To do so requires a shareholder vote, which we can accomplish pursuant to a document called a "Unanimous Consent of Shareholders", provided all shareholders sign it and return it to us. Early the week of the 5th (hopefully on Monday) we will be faxing to you a copy of the proposed form of Amended and Restated Articles of Incorporation, along with a copy of the Unanimous Consent of Shareholders. We will be asking you to review those documents and sign the Unanimous Consent and immediately fax back to us a copy of the signature page.

         Second, for informational purposes, we just want to let you know that in connection with the closing of the Wasatch transaction, Tracer will be adopting a two-for-one stock split. As a result, you will then hold 10,204 shares of Common Stock of Tracer.

         Third, as you will note from the term sheet, the purchase price of the shares Wasatch has agreed to purchase is $5.00 per share. Although it is not under any legal obligation to do so, and provided you agree to the amendment of that certain Amended and Restated Stockholders' Agreement dated as of July 13, 1995 (the "Stockholders' Agreement"), Tracer will issue to you, if the Wasatch transaction closes, an additional 26,530 shares of Common Stock of Tracer (against execution by you of a standard form investment letter regarding securities laws compliance), which will give you a total holding of 36,734 shares at an average price of $5.00. The issuance of the additional shares to you will be a one-time issuance, and Tracer will not have any obligation to make any further adjustment in the number of your shares, whether or not the Wasatch deal closes. A copy of the Stockholders' Agreement is enclosed. Note that your current shares are already subject to that Agreement, as will the additional shares described in this paragraph. The

Mr. Glenn Gomez
February 2, 1996
Page Two


Acceptance and Amendment amends the Stockholders' Agreement in order to provide that Preferred Stock and certain other issuances (as described in the Acceptance and Amendment) will not be subject to the Stockholders' Agreement, except as otherwise required by the Board of Directors. This is necessary in light of the Wasatch transaction and to give the Board needed flexibility as we go forward.

         Time is of the essence. If you agree as set forth in paragraph "Third" above, please so indicate by signing the attached Acceptance and Amendment and faxing it on Monday the 5th to our counsel, Tom Curzon, at (fax) 602-640-6067. We appreciate your consideration and cooperation.

                                        Sincerely,


                                        /s/ Chad M. Little
                                        ----------------------------------------
                                        Chad M. Little
                                        President
                                       35